RINO International Corp. Finalizes Waiver and Amendment Agreement

DALIAN, China, April 8 /PRNewswire-Asia-FirstCall/ -- RINO International Corp. (OTC Bulletin Board: RINO - News), which through its subsidiaries and controlled affiliates in the People's Republic of China (collectively, the "Company" or "RINO"), designs, manufactures, installs and services proprietary and patented wastewater treatment, desulphurization equipment, and high temperature anti- oxidation systems for iron and steel manufacturers in the People's Republic of China ("PRC"), announced today that the Company entered into a Waiver and Amendment Agreement (the “Amendment Agreement”) with a majority of the shareholders of the Company’s common stock issued in the private placement transaction  consummated on October 5, 2007 (the “Private Financing”). A copy of this Amendment Agreement was filed as an exhibit on Form 8-K filed by RINO International Corp. with the Securities and Exchange Commission.

As part of the Private Financing, on September 27, 2007, the Company and the investors in the Private Financing and certain other parties entered into (i) Securities Purchase Agreement, (ii) Registration Rights Agreement, and (iii) Escrow Agreement.

The Amendment Agreement amends the relevant provisions of the Securities Purchase Agreement and the Registration Rights Agreement, respectively, such that (i) no amount of liquidated damages shall have been incurred and payable to the investors due to the late appointment of independent directors, (ii) the liquidated damages incurred due to the late effectiveness of the registration statement shall be paid in the form of shares of the Company’s common stock of up to 192,045 shares, valued at $4.48 per share, or, at the election of each investor, in cash of (up to an aggregate of $860,362 to all investors), each as provided in the Amendment Agreement, and (iii) the Escrow Agreement to reflect the amendments made to the Securities Purchase Agreement with regard to the distribution of the Board Holdback Escrow. If shares are received, the share certificates will bear a restrictive legend. Such shares will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In addition, RINO agreed to hire a chief financial officer who is an expert in US GAAP and auditing procedures and compliance for US public companies within three months of the finalizing of these agreements.  If the company fails to comply it agrees to pay additional liquidated damages in the amount of 96,023 common shares, or $430,181 in cash, at the election of the investors who participated in the Private Financing.

About RINO International Corporation

RINO International Corporation, through its direct and indirect subsidiaries, including Innomind Group Limited and Dalian Innomind Environment Engineering Co., Ltd., its contractually-controlled affiliate, Dalian RINO Environmental Engineering Science and Technology Co., Ltd. ("Dalian Rino"), with Dalian Rino Environmental Project Design Co., Ltd. and Dalian Rino Environmental Construction & Installation Project Co., Ltd. as two wholly-owned subsidiaries of Dalian Rino, is a leading provider of environmental protection equipment for the iron and steel industry in China. Specifically, RINO designs, manufactures, installs and services proprietary and patented wastewater treatment, flue gas desulphurization equipment, and high temperature anti-oxidation systems, which are all designed to reduce either industrial pollution and/or improve energy utilization. RINO's manufacturing facility maintains the ISO 9001 Quality Management System and ISO 14001 Environment Management System certifications, in addition to receiving numerous government and industry awards.

Additional information about the Company is available at the Company's website: http://www.rinogroup.com ..

Cautionary Statement Regarding Forward-Looking Information

Certain statement in this press release may contain forward-looking information about the Company. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and statements which may include discussions of strategy, and statements about industry trends future performance, operations and products of each of the entities referred to above. Actual performance results may vary significantly from expectations and projections as a result of various factors, including, without limitation, the risks set forth "Risk Factors" contained in the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and the Company’s Prospectus  dated October 2, 2008.

For more information, please contact:

For the Company:
Amy Qiu
Tel:   +86-411-8766-1233
Email: aqiu@rinogroup.com

Investors:
Matt Hayden
HC International, Inc.
Tel:   +1-561-245-5155
Email: matt.hayden@hcinternational.net